DELTA WOODSIDE INDUSTRIES, INC.
                      SALARY ADJUSTMENT AND INCENTIVE PLAN


Beginning in January 2005, salary reductions will take place for all salaried employees with a salary in excess of $50,000 according to the following formula:

           SALARY RANGE                  %       # PEOPLE         PRE ADJ BASE            ADJUSTMENT
------------------------------------ ---------- ------------ ----------------------- ---------------------
CEO & CFO                               25%          2                 $883,853              $220,963
OVER $200K                              15%          2                 $457,090               $68,564
OVER $100K UP TO $200K                  10%         17               $2,214,241              $221,424
OVER $50K UP TO $100K *                 5%          51               $3,240,833              $155,316
$50,000 AND UNDER                       0%          84               $3,007,079                     0
               TOTAL                    7%          156              $9,803,096              $666,267

* No one in this range is allowed to go below $50,000

We will install an incentive plan that would restore all of the reduction in salary. The incentive plan will be designed to restore salary reductions incrementally as we exceed the planned targeted EBIT. In the first year (calendar year 2005), any incentive will be paid in a lump sum rather than an increase in salary. In the second year (calendar year 2006), the incentive will take the form of an increase in salary not to exceed the reduction amount. Should we exceed the targeted EBIT by more than the salary reductions, the excess stays in the company.

                [TABLES WITH TARGETS AND BONUS AMOUNTS OMITTED.]

           FORM OF NOTICE LETTER TO SALARY RECOVERY PLAN PARTICIPANTS

May 18, 2005

Subject: Salary Recovery Plan

Dear _______________:

As part of the realignment plan, we instituted a salary adjustment that reduced your salary beginning the first pay period in January. At the same time, we developed a salary recovery plan for calendar year 2005 and 2006. The recovery plan was based on the realignment plan projections and would restore all of your reduction in salary as a lump sum payment. The measurement criteria for achieving the full recovery are as follows:

o For calendar year 2005 (beginning January 1, 2005), to the extent that the company exceeds the projected realignment plan EBITDA for such calendar year of [AMOUNT OMITTED], the company will make a salary recovery payment up to the full amount of the salary reductions on a dollar-for-dollar basis to the extent of such increased EBITDA. The payment would be made in January 2006 as a lump sum payment.
o For calendar year 2006, the recovery plan is based on quarterly results beginning with the quarter ending April 1, 2006. To the extent that the company exceeds the projected realignment plan EBITDA for each calendar quarter of [AMOUNT OMITTED], the company will make a lump sum salary recovery payment quarterly up to the full amount of the salary reductions on a dollar-for-dollar basis to the extent of such increased EBITDA.
o In January 2007, all salary reductions will be restored to the extent that operating results are satisfactory at that time.

The following table reflects the requirements for the payment of a recovery bonus at various levels of EBITDA for calendar year 2005. For calendar year 2006, we will provide a similar table once we finalize our 2006 plan. The payment would be made at the end of the calendar year and would be prorated up to 100% of the recovery payment.

                           MARCH QTR        JUNE QTR       SEPT. QTR        DEC. QTR        TOTAL CY 2005
                        ---------------- --------------- --------------- --------------- ---------------------
PLANNED EBITDA
TO PAY 25%
TO PAY 50%
TO PAY 75%
TO PAY 100%

                                [TARGETS OMITTED]

        [MATERIAL NOT DESCRIBING THE SALARY RECOVER PLAN TERMS OMITTED.]

I want to thank you for your dedication to our business and our goals to return Delta Woodside to profitability. With your continued hard work and focus on the bottom line, I know we can achieve our objectives that will be rewarding to all of our constituents in the future.

Sincerely,


W.F. Garrett
President and CEO